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EXHIBIT 23.4

RiskMetrics Group, Inc.

CONSENT TO BE NAMED AS A DIRECTOR

        I, Frank Noonan, do hereby consent to be named as a director of RiskMetrics Group, Inc. in the prospectus to be filed with the Securities and Exchange Commission by RiskMetrics Group, Inc. as part of a registration statement on Form S-1 and any amendments or supplements thereto.

/s/ FRANK NOONAN Frank Noonan

Dated: November 16, 2007

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RiskMetrics Group, Inc.
CONSENT TO BE NAMED AS A DIRECTOR